As filed with the Securities and Exchange Commission on  August 5 , 2009                                                                  File No. 001-34414

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

Michigan Commerce Bancorp Limited
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation or organization)	38-2929973 (I.R.S. Employer Identification No.)

222 North Washington Square, Suite One
Lansing, Michigan 48933
517-374-5333

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

with copies to:

Cristin K. Reid, Esq. Capitol Bancorp Limited Capitol Bancorp Center 200 Washington Square North, Fourth Floor Lansing, Michigan 48933 517-487-6555	Phillip D. Torrence, Esq. Honigman Miller Schwartz and Cohn LLP 444 West Michigan Avenue Kalamazoo, Michigan 49007 269-337-7702

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common stock, no par value per share Preferred Share Purchase Rights	The NASDAQ Stock Market LLC The NASDAQ Stock Market LLC

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller Reporting Company ☐
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

This registration statement has been prepared on a prospective basis on the assumption that, among other things, the distribution (as defined in the information statement which is a part of this registration statement) and the related transactions contemplated to occur prior to or contemporaneously with the distribution will be consummated as contemplated by the information statement.  There can be no assurance, however, that any or all of such transactions will occur or will occur as so contemplated.  Any significant modifications or variations in the transactions contemplated will be reflected in an amendment or supplement to this registration statement.

INFORMATION INCLUDED IN INFORMATION STATEMENT
AND INCORPORATED BY REFERENCE IN FORM 10

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

This registration statement on Form 10 (the “Form 10”) incorporates by reference information contained in the information statement filed as Exhibit 99.1 hereto (the “information statement”). The cross-reference table below identifies where the items required by Form 10 can be found in the information statement.

Form 10 Item No.	Item Caption	Location in Information Statement
1.	Business	“Summary;” “Risk Factors” and “Business”
2.	Financial Information
“Summary—Summary Consolidated Financial Data;” “Capitalization;” “Unaudited Pro Forma Consolidated Financial Data;” “Selected Consolidated Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation”

3.	Properties	“Business—Properties and Facilities”
4.	Security Ownership of Certain Beneficial Owners and Management	“Security Ownership by Certain Beneficial Owners and Management”
5.	Directors and Executive Officers	“Management”
6.	Executive Compensation	“Compensation of Executive Officers”
7.	Certain Relationships and Related Transactions	“Relationship With Capitol After the Spin-Off”
8.	Legal Proceedings	“Business—Legal Proceedings”
9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Shareholder Matters	“Summary;” “Risk Factors;” “The Spin-Off;” “Capitalization;” “Dividend Policy” and “Description of MCBL Capital Stock”
10.	Recent Sale of Unregistered Securities	None
11.	Description of Registrant’s Securities to be Registered	“Description of MCBL Capital Stock”
12.	Indemnification of Directors and Officers	“Indemnification and Limitation of Liability of Directors and Officers” and “Relationship With Capitol After the Spin-Off”
13.	Financial Statements and Supplementary Data
“Summary—Summary Consolidated Financial Data;” “Unaudited Pro Forma Consolidated Financial Data;” “Selected Consolidated Financial Data;” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Index to Consolidated Financial Statements” including the Consolidated Financial Statements

14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	None

ITEM 15.	Financial Statements and Exhibits

(a)	List of Financial Statements

The following financial statements are included in the information statement and filed as part of this registration statement on Form 10:

(1)         Unaudited Pro Forma Consolidated Financial Data of Michigan Commerce Bancorp Limited as of and for the  six months ended  June 30 , 2009 and for the year ended December 31, 2008;

(2)         Consolidated Financial Statements for Michigan Commerce Bank, as of December 31, 2008 and 2007 and for the years ended December 31, 2008, 2007 and 2006, including the Report of Independent Registered Public Accounting Firm; and

(3)         Unaudited Consolidated Financial Statements for Michigan Commerce Bancorp Limited as of  June 30 , 2009 and December 31, 2008 and for the  six months ended  June 30 , 2009 and 2008.

(b)	Exhibits. The following documents are filed as exhibits hereto:

Exhibit	Description

2.1 †	Separation and Distribution Agreement between Capitol Bancorp Ltd. and Michigan Commerce Bancorp Limited
3.1 °	Amended and Restated Articles of Incorporation of Michigan Commerce Bancorp Limited
3.2 °	Amended and Restated Bylaws of Michigan Commerce Bancorp Limited
4.1 †	Form of certificate representing Michigan Commerce Bancorp Limited common stock
4.2 †	Form of Rights Agreement between Michigan Commerce Bancorp Limited and Mellon Investor Services, LLC as Rights Agent
4.3 †	Form of Certificate of Designations of Series A Junior Participating Preferred Stock (attached as an exhibit to the Rights Agreement attached as Exhibit 4.2 hereto)
4.4 †	Form of Right Certificate (attached as an exhibit to the Rights Agreement attached as Exhibit 4.2 hereto)
8.1*	IRS private letter ruling, dated ____________, 2009
10.1 †	Transition Services Agreement between Michigan Commerce Bancorp Limited and Capitol Bancorp Ltd.
10.2 †	Tax Separation Agreement between Michigan Commerce Bancorp Limited and Capitol Bancorp Ltd.
10.3 †	Employee Matters Agreement between Michigan Commerce Bancorp Limited and Capitol Bancorp Ltd.
10.4 †	Administrative and Technology Services Agreement between Michigan Commerce Bancorp Limited and Capitol Bancorp Ltd.
10.5 †	Transitional Trademark License Agreement between Michigan Commerce Bancorp Limited and Capitol Bancorp Ltd.
10.6†	Form of Employment Agreement
10. 7†	Michigan Commerce Bancorp Limited Management Omnibus Incentive and Equity Plan
10.8†	Michigan Commerce Bancorp Limited Management Restricted Stock Unit Agreement (attached as an exhibit to the Omnibus Incentive and Equity Plan attached as Exhibit 10.7 hereto)
10.9†	Michigan Commerce Bancorp Limited Non-Qualified Stock Option Agreement (attached as an exhibit to the Omnibus Incentive and Equity Plan attached as Exhibit 10.7 hereto)
10.10†	Form of Director and Officer Indemnification Agreement
10. 11†	Loan Agreement, dated _________, 2009, by and between Michigan Commerce Bancorp Limited and Capitol Bancorp Limited
10.1 2†	Promissory Note executed by Michigan Commerce Bancorp Limited in favor of Capitol Bancorp Ltd. (attached as an exhibit to the Loan Agreement attached as Exhibit 10.11 hereto)
10.13 †	Form of Guarant ee of Michigan Commerce Bancorp Limited (relating to Trust-Preferred Securities of Capitol Bancorp Ltd.)
14.1 †	Form of Code of Ethical Business Conduct
21.1 °	List of Subsidiaries of Michigan Commerce Bancorp Limited
99.1†	Information Statement
99.2 †	Michigan Commerce Bancorp Limited Corporate Governance Principles for Board of Directors
99.3 †	Charter of the Audit Committee of Board of Directors
99.4 †	Charter of Nominating/Corporate Governance Committee of Board of Directors
99.5 †	Charter of Compensation Committee of Board of Directors

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.

†	Filed herewith.

°	Previously filed.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement , Amendment No. 1,  to be signed on its behalf by the undersigned, thereunto duly authorized.

Michigan Commerce Bancorp Limited

By:  /s/ Joseph D. Reid
Name: JOSEPH D. REID
Title:  Chairman of the Board of Directors

Date:  August 5 , 2009

EXHIBIT INDEX

Exhibit	Description

2.1 †	Separation and Distribution Agreement between Capitol Bancorp Ltd. and Michigan Commerce Bancorp Limited
3.1 °	Amended and Restated Articles of Incorporation of Michigan Commerce Bancorp Limited
3.2 °	Amended and Restated Bylaws of Michigan Commerce Bancorp Limited
4.1 †	Form of certificate representing Michigan Commerce Bancorp Limited common stock
4.2 †	Form of Rights Agreement between Michigan Commerce Bancorp Limited and Mellon Investor Services, LLC as Rights Agent
4.3 †	Form of Certificate of Designations of Series A Junior Participating Preferred Stock (attached as an exhibit to the Rights Agreement attached as Exhibit 4.2 hereto)
4.4 †	Form of Right Certificate (attached as an exhibit to the Rights Agreement attached as Exhibit 4.2 hereto)
8.1*	IRS private letter ruling, dated ____________, 2009
10.1 †	Transition Services Agreement between Michigan Commerce Bancorp Limited and Capitol Bancorp Ltd.
10.2 †	Tax Separation Agreement between Michigan Commerce Bancorp Limited and Capitol Bancorp Ltd.
10.3 †	Employee Matters Agreement between Michigan Commerce Bancorp Limited and Capitol Bancorp Ltd.
10.4 †	Administrative and Technology Services Agreement between Michigan Commerce Bancorp Limited and Capitol Bancorp Ltd.
10.5 †	Transitional Trademark License Agreement between Michigan Commerce Bancorp Limited and Capitol Bancorp Ltd.
10.6†	Form of Employment Agreement
10. 7†	Michigan Commerce Bancorp Limited Management Omnibus Incentive and Equity Plan
10.8†	Michigan Commerce Bancorp Limited Management Restricted Stock Unit Agreement (attached as an exhibit to the Omnibus Incentive and Equity Plan attached as Exhibit 10.7 hereto)
10.9†	Michigan Commerce Bancorp Limited Non-Qualified Stock Option Agreement (attached as an exhibit to the Omnibus Incentive and Equity Plan attached as Exhibit 10.7 hereto)
10.10†	Form of Director and Officer Indemnification Agreement
10. 11†	Loan Agreement, dated _________, 2009, by and between Michigan Commerce Bancorp Limited and Capitol Bancorp Limited
10.1 2†	Promissory Note executed by Michigan Commerce Bancorp Limited in favor of Capitol Bancorp Ltd. (attached as an exhibit to the Loan Agreement attached as Exhibit 10.11 hereto)
10.13 †	Form of Guarant ee of Michigan Commerce Bancorp Limited (relating to Trust-Preferred Securities of Capitol Bancorp Ltd.)
14.1 †	Form of Code of Ethical Business Conduct
21.1 °	List of Subsidiaries of Michigan Commerce Bancorp Limited
99.1†	Information Statement
99.2 †	Michigan Commerce Bancorp Limited Corporate Governance Principles for Board of Directors
99.3 †	Charter of the Audit Committee of Board of Directors
99.4 †	Charter of Nominating/Corporate Governance Committee of Board of Directors
99.5 †	Charter of Compensation Committee of Board of Directors

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.

†	Filed herewith.

°	Previously filed.